UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2009
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-135354	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 E. John Street Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(949) 335-5159
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02     Non Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On January 26, 2010, the Board of Directors of Denarii Resources Inc., a Nevada corporation (the “Company”), was advised by Seale & Beers, PC, its independent public accountants, that certain errors were contained in the Company’s financial statements for the six-month period ended June 30, 2009, filed on August 19, 2009 and the nine month period ended September 30, 2009, filed on November 23, 2009. These errors are currently being corrected by the Company on its financial statements at the advice of its independent public accountants.

The errors on the June 30, 2009 10 Q were as follows:
  1.  Accounts payables due to a related party were not accounted for therefor the AP was increased.
  2.  The common shares issued and outstanding were corrected
  3.  As a result of these corrections the accumulated deficit has been increased.

The company was advised by Seale and Beers, CPA,s, its independent public accountants, that the Company’s 10Q containing the financials for the quarter ending 09/30/09 was filed without review by Seale and Beers.

As a result, the Board of Directors of the Company concluded on January 27, 2010 that its previously issued financial statements for the six-month period ended June 30, 2009 and the nine month period ended September 30, 2009, included in its Quarterly Report on Form 10-Q/A for the six month period ended June 30, 2009 and nine month period ended September 31, 2009, should no longer be relied upon.

The Company intends to file, as promptly as practicable, amendments to its Form 10-Q for the period June 30, 2009 and September 30, 2009 to reflect the restatement.

The Chief Executive Officer/President of the Company has discussed these matters disclosed in this filing on Form 8-K with the Company’s independent public accountants on approximately February 01, 2010.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit 7.1     Seale and Beers CPA's independent accountant's letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADENARII RESOURCES INC.
Date: May 11, 2010	/s/ DENNIS LORRIG ___________________________________ Name: Dennis Lorrig Title: President/Chief Executive Officer